EXHIBIT 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in Registration Statements No. 333-49196 and 333-167592 on Form S-8 of American River Bankshares of our report dated February 28, 2014, relating to our audit of the consolidated financial statements, appearing in this Annual Report on Form 10-K.

 /s/ Crowe Horwath LLP

Sacramento, California

February 27, 2014

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